UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 7, 2007

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2007, the Compensation Committee of the Board of Directors of Macrovision Corporation (the “Company”) approved the amendment of the employment offer letter of its Chief Executive Officer Alfred Amoroso. A copy of the amendment to Mr. Amoroso’s offer letter is furnished as Exhibit 10.1 to this report.

Pursuant to Mr. Amoroso’s offer letter dated June 8, 2005, Mr. Amoroso is eligible for a bonus payout for 2006 and subsequent years based 50% on the Company meeting both its revenue plan and EBIT plan and 50% on Mr. Amoroso’s achievement of specific individual objectives. The amendment provides that for 2007 and subsequent years, Mr. Amoroso’s bonus payout will be based 100% upon the Company’s performance, which for 2007 will be determined based upon the Company meeting its annual revenue, operating profit and customer satisfaction targets.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements of Certain Officers

2007 Senior Executive Company Incentive Plan

On February 7, 2007, the Compensation Committee of the Board of Directors of Macrovision Corporation approved the 2007 Senior Executive Company Incentive Plan (the “Plan”). Named executive officers will participate in the Plan. A copy of the Plan is attached to this report as Exhibit 10.2.

Under the terms of the Plan, employees are provided financial cash incentive awards based upon the Company’s and the individual employee’s performance. Company performance is based upon the Company achieving a worldwide revenue target, a worldwide operating profit target and a customer satisfaction rating established for the Plan. Individual performance is based upon the evaluation of the individual employee’s performance and contribution for the fiscal year. Awards under the Plan will be weighted by Company and individual performance components, with a greater incentive percentage weighted toward Company performance the higher the position in the Company. For our Chief Executive Officer, awards under the Plan will be based 100% upon the Company’s performance. Awards are based as a percentage of a participant’s annual salary pursuant to a performance rating chart outlined in the Plan.

On February 7, 2007, the Compensation Committee kept the target 2007 bonus award payable under the Plan for the Chief Executive Officer at 100% of base salary. The target 2007 bonus award for the Chief Financial Officer increased from 50% of base salary to 60% of base salary and the target for non-sales executive vice presidents was increased from 40% of base salary to 45% of base salary. Executive vice presidents with sales responsibilities (other than the Executive Vice President, Global Sales & Services) have target 2007 bonus awards at 50% of base salary of which 30% of base salary is determined in the same manner as 2007 bonus awards for other executives and 20% of base salary is based upon meeting sales targets.

2006 Bonuses and 2007 Base Salaries

On February 7, 2007, the Compensation Committee of the Board of Directors awarded bonuses to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in respect of the officers’ and the Company’s 2006 performance. The bonus awards were based on the achievement of specified targets with respect to

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the Company’s 2006 financial results and on each officer’s individual performance. On February 7, 2007, the Compensation Committee also approved 2007 salary adjustments for the named executive officers, effective March 1, 2007. The Compensation Committee annually evaluates the performance and determines the compensation of the Company’s officers based on the Compensation Committee’s assessment of the Company’s and each individual’s performance, as well as compensation for competitive positions at companies in a peer group established annually by the Compensation Committee. The 2006 bonuses and 2007 base salaries approved by the Compensation Committee are as follows:

Name and Title	2006 Bonus	2007 Base Salary
Alfred J. Amoroso President, Chief Executive Officer and Director	$555,000	$500,000
James Budge Chief Financial Officer	$175,740	$305,000
James Wickett Executive Vice President, Corporate Development	$118,470	$285,000
Loren Hillberg Executive Vice President, Emerging Businesses	$111,870	$282,000
David Rowley Senior Vice President & Managing Director, Macrovision Japan & Asia K.K.	$100,376	$241,000

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	Amendment dated February 12, 2007 to Alfred Amoroso Offer Letter
10.2	2007 Senior Executive Company Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: February 13, 2007	By:	/s/ Stephen Yu
Stephen Yu
EVP & General Counsel